EXHIBIT 99

NEWS RELEASE
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FOR IMMEDIATE RELEASE
June 1, 2004

Contacts:       PEOPLES BANCORP INC.              BARENGO INSURANCE AGENCY
                Mark F. Bradley                   Randy and James Barengo
                (740) 373-3155                    (740) 373-3994


                PEOPLES BANCORP ACQUIRES BARENGO INSURANCE AGENCY
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         MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) announced that its insurance subsidiary, Peoples Insurance Agency, Inc., has acquired the Barengo Insurance Agency, a full-service insurance agency that offers a wide range of property and casualty, life, and health insurance to both commercial and individual clients.
         The transaction includes the right to use the company's name ("Barengo Insurance Agency"), which will operate as a division of Peoples Insurance
Agency. The acquisition is consistent with Peoples Bancorp's strategy of diversifying its business mix into financial services that complement core banking operations.
         "It was an easy decision to join forces with the Barengo Agency," said Mark F. Bradley, Peoples Bancorp's Chief Operating Officer. "Barengo has an outstanding reputation, a knowledgeable and experienced management team, and a strong commitment to the success of the their clients. They bring additional expertise to our existing insurance operations, with full-service insurance programs and carriers."
         Based in Marietta, Ohio, Barengo Insurance Agency has served the insurance needs of its clients since its founding by Harry Barengo in 1964.
Total annual revenues are approximately $2.5 million. The majority of Barengo Insurance Agency revenues are commissions related to property and casualty insurance, plus group benefits insurance. All employees of the Barengo Insurance Agency have been retained as employees, including principals Randy and Jim Barengo, who maintain leadership roles in the new organization.
         "We are pleased to be able to join a company like Peoples," said Jim Barengo. "Our business has grown successfully over the last several years, and we look forward to continuing to serve clients through a more expanded financial service offering. This union is good for our customers and employees."
         In the transaction, Peoples Insurance Agency used a mix of cash and Peoples Bancorp stock to acquire Barengo Insurance Agency. The acquisition was completed on May 28, 2004.
         "Insurance is a key component in our comprehensive financial services offering," summarized Bradley. "With the Barengo Agency, we are gaining top-notch expertise and believe we are better positioned to enhance shareholder value."
         Peoples Bancorp Inc., a diversified financial products and services company with $1.7 billion in assets, makes available a complete line of banking, insurance, and investment services through 51 locations and 33 ATMs in Ohio, West Virginia, and Kentucky. Peoples Bancorp financial service units include Peoples Bank, Peoples Financial Advisors, and Peoples Insurance Agency. Peoples Bancorp's common shares are traded on the NASDAQ national market under the symbol "PEBO." Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples at www.peoplesbancorp.com.


Forward-looking Statement
This press release may contain certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated there under, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 under the Securities Exchange Act, including certain plans, expectations, goals, and projections, about the benefits to Peoples Bancorp of Peoples Insurance Agency's acquisition of the Barengo Insurance Agency. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors such as: the businesses of Peoples Insurance Agency and the Barengo Insurance Agency may not be integrated successfully or such integration may take longer to accomplish than expected; the expected synergies from the acquisition may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required approvals of the merger may not be obtained on the proposed terms and schedule; and other factors described in Peoples Bancorp's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither Peoples Bancorp nor the Barengo Insurance Agency assumes any obligation to update any forward-looking statement.


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